FILE NO. 333-46117
                                                FILED PURSUANT TO RULE 424(b)(3)



                                   Enzon, Inc.

                                SUPPLEMENT NO. 2
                      TO PROSPECTUS DATED FEBRUARY 13, 1998
           RELATING TO 150,000 SHARES OF COMMON STOCK, $.01 PAR VALUE

     The Prospectus is supplemented by eliminating name "The Pyne Companies" from the section "Selling Stockholders--Stock Ownership" and replacing it with the name "White Bay (Wyoming), Inc."



                   The Date of this Supplement is June 4, 1999